EXHIBIT 14
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS2

     As independent public accountants, we hereby consent to the use of our report on the North Track Funds (including the S&P 100 Plus and Achievers Funds), dated November 30, 2001, except as discussed in Note 10, to which the date is December 10, 2001, incorporated by reference into this Registration Statement on Form N-14, and further consent to all references to our firm in the Proxy Statement/Prospectus and Statement of Additional Information included in or made a part of this Registration Statement.

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
January 29, 2002